Delaware Investments Global Dividend and
Income Fund, Inc.

Item 77Q.2.

The following persons were directors or
officers during the fiscal year ended
November 30, 2006 and failed to file Form
3s on a timely basis:  Damon Andres,
Timothy L. Rabe, See Yeng Quek, David P.
OConnor, Robert A. Vogel, Jr., Jordan L.
Irving, Ryan K. Brist, John J. OConnor,
Anthony A. Lombardi, D. Tysen Nutt, Jr.,
Babak Zenouzi, Rick Salus, Nashira Wynn,
Nikhil Lalvani, Lucinda Landreth, Thomas
L. Bennett, Edward Gray, Zoe Neale and
Philip R. Perkins.


438606-1